                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                        / / Confidential, for Use of the Commission
                                                            Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/X/  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      ALLEGHENY TECHNOLOGIES INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box)*:

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to  which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

* No fee required

March 21, 2001                                     [Allegheny Technologies Logo]

Notice to Stockholders:

By now, you should have received the Company's proxy materials for the Annual Meeting of Stockholders to be held on May 3, 2001, including the Company's proxy statement dated March 14, 2001.

We want to remind you that YOUR VOTE IS IMPORTANT and encourage you to vote as soon as possible. You may vote by telephone, Internet or by completing, signing and returning your proxy or voting instruction card. Instructions regarding telephone and Internet voting are provided in the proxy materials previously sent to you.

In addition, below is updated information that amends and replaces the Cumulative Total Stockholder Return graph on page 23 of the Company's proxy statement, with values through March 20, 2001.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

CUMULATIVE TOTAL STOCKHOLDER RETURN
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The graph set forth below shows the cumulative total stockholder return (i.e., price change plus reinvestment of dividends) on the Common Stock from the first day of trading in the Common Stock following the formation of the Company in the combination of Allegheny Ludlum and Teledyne on August 15, 1996 through December 31, 2000, and through March 20, 2001, as compared to the S&P 500 Index and the S&P Iron & Steel Index. The graph assumes that $100 was invested on August 16, 1996.

                                               ALLEGHENY TECHNOLOGIES INC         S&P 500 INDEX             IRON & STEEL-500
                                               --------------------------         -------------             ----------------
16 Aug-96                                                100.00                      100.00                      100.00
Dec-96                                                   110.93                      112.16                      106.30
Dec-97                                                   127.80                      149.58                      108.15
Dec-98                                                   104.13                      192.33                       93.74
Dec-99                                                    67.29                      232.80                      103.13
Dec-00                                                    49.53                      211.60                       64.88
20 Mar-01                                                 56.83                      183.31                       68.67

On November 29, 1999, the Company completed the Transformation, which included the spin-offs of Teledyne Technologies Incorporated (NYSE: TDY) and Water Pik Technologies, Inc. (NYSE: PIK). In the spin-offs, holders of record on November 22, 1999 received one Teledyne Technologies share for each seven shares of Company Common Stock and one Water Pik share for each twenty shares of Company Common Stock, based on the number of shares of Company Common Stock they held prior to the one-for-two reverse stock split. The above graph does not reflect cumulative total stockholder return for Teledyne and Water Pik since November 29, 1999.